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                                                                Exhibit 10.27

                        [MED DIVIERSIFIED LETTERHEAD]

November 30, 2001


Mr. Ajay Anand
Interwest Associates
10 Ima Loa Court
Suite 1000
Newport Beach, CA 92663

Dear Ajay:

Further to our recent discussions, the following terms of engagement are entered into as of November 30, 2001;

     1) This agreement is made by and between Ajay Anand and Interwest Associates (Interwest) and Med Diversified (MED).

     2) Under this Agreement, MED agrees to engage Interwest as an Independent Contractor to provide services to MED in an effort to increase MED's exposure to financial community and gain additional volume and support of MED's stock.

     3) Scope of Services: Interwest will provide to MED consulting services specifically focused on contacting members of the investment community, making presentations to members of the investment community on behalf of MED, following up on individuals presented to, coordinating with MED to secure support of MED's security and otherwise working to maximize MED's exposure to the investment community and increase support of MED stock.

     4) Cash Fees: MED will pay to Interwest a fee of $2,500 per month to be paid on the first day of each month.

     5) Non-Cash Fees: MED will immediately issue to Interwest an option or warrant to acquire 150,000 free-trading shares of MED common stock at an exercise price of $0.50 per share.

     6) The date activities will actually commence under this Agreement will be December 1, 2001.

     7) This agreement may be terminated at any time by MED through notifying Interwest, in writing, of intention to terminate and date effective.


                                    -Continued-


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                      -Page 2 of 2, Interwest/MED Agreement-

     8) Interwest agrees to make diligent efforts in performing services agreed upon herein.

     9) In this relationship, Interwest agrees to comply fully with all federal and state securities laws and regulations, industry guidelines and applicable corporate law. Additionally, Interwest shall maintain the confidentiality of all information of MED not cleared by MED for public release.


In acknowledgement and acceptance of terms herein:




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Frank Magliochetti, CEO, Med Diversified        Date



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Ajay Anand, Interwest Associates                Date